QuickLinks -- Click here to rapidly navigate through this document

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-89369, 333-37400, 333-40430, 333-42974, and 333-43996) of our reports dated January 26, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in InterNAP Network Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

Seattle, Washington
March 14, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS